Execution Copy

STOCKHOLDER AGREEMENT

This STOCKHOLDER AGREEMENT (this “Agreement”), dated as of August 17, 2007, is among (a) ADVANCED COMMUNICATIONS TECHNOLOGIES, INC., a Florida corporation (the “Company”), (b) ACT-DE, LLC (“HIG”), (c) the Persons identified on Schedule 1 as “Sankaty Investors” (the “Sankaty Investors”), (d) the Persons on Schedule 1 hereto under the heading “Other Investors” (the “Other Investors”), and (e) any other Person who becomes a party to this Agreement by executing an Instrument of Accession.

WHEREAS, the parties hereto wish to set forth their relative rights with regard to the transfer and issuance of the Company’s securities, election of the Company’s Board of Directors and certain other matters concerning the Company’s capital stock;

NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

§1. DEFINITIONS. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

Affiliate. Affiliate shall mean, with respect to any Stockholder, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Stockholder and shall include (a) any Person who is a director or beneficial holder of at least 10% of the then outstanding capital stock (or partnership interests or membership interests or other shares of beneficial interest) of such Stockholder and Family Members of any such Person, (b) any Person of which such Stockholder or an Affiliate (as defined in clause (a) above) of such Stockholder directly or indirectly, either beneficially owns at least 10% of the then outstanding capital stock (or partnership interests or membership interests or other shares of beneficial interest) or constitutes at least a 10% equity participant, (c) any Person of which an Affiliate (as defined in clause (a) above) of such Stockholder is a partner, director, officer or executive employee and (d) in case of a specified Person who is an individual, Family Members of such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under direct or indirect common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

Approved Sale. See Section 3.1.

Charter. Charter shall mean the Company’s Articles of Incorporation and all amendments thereto.

Common Equity Rights. Common Equity Rights shall mean any options, warrants or other rights issued by the Company to acquire Common Stock.

Common Stock. Common Stock shall mean the Company’s Common Stock, no par value per share any shares of any other class of capital stock of the Company hereafter issued which are (i) not preferred as to dividends or assets over any class of stock of the Company, (ii) not subject to redemption pursuant to the terms thereof, or (iii) issued to the holders of shares of Common Stock upon any reclassification thereof.

Company. See Preamble.

Company Equity Securities. Company Equity Securities shall mean Common Stock and any securities convertible into or containing options or rights to acquire shares of Common Stock.

Disposition Event. means any of the following transactions: (i) a consolidation or merger of the Company with or into any other person(s), entity or entities in which less than a majority of the outstanding voting power of the surviving person(s), entity or entities is held by persons or entities who were stockholders of the Company prior to such event or (ii) a sale, lease, exchange or disposition of all, or substantially all, of the property (with or without the good will) of the Company otherwise than in its usual and regular course of business.

Family Limited Liability Company. Family Limited Liability Company shall mean, with respect to any individual, any limited liability company created for the benefit of one or more of such individual’s Related Persons and controlled by such individual.

Family Limited Partnership. Family Limited Partnership shall mean, with respect to any individual, any limited partnership created for the benefit of one or more of such individual’s Related Persons and controlled by such individual.

Family Members. Family Members shall mean, with respect to any individual, any Related Person, Family Trust, Family Limited Liability Company or Family Limited Partnership of such individual.

Family Trust. Family Trust shall mean, with respect to any individual, any trust created for the benefit of such individual or one or more of such individual’s Related Persons.

HIG. See Preamble.

HIG Securities. HIG Securities shall mean (a) the shares of Series C Preferred Stock issued to HIG pursuant to the Purchase Agreement, (b) all other Company Equity Securities purchased by, issued to or otherwise acquired by HIG from time to time, (c) all shares of the Company’s capital stock issued or issuable upon conversion or exercise of such securities and (d) all shares of the Company’s capital stock issued with respect to such shares by way of stock dividend or stock split or in connection with any merger, consolidation, recapitalization or other reorganization affecting the Company’s capital stock. HIG Securities will continue to be HIG Securities in the hands of any holder and each transferee thereof will succeed to the rights and obligations of a holder of HIG Securities hereunder, provided that shares of HIG Securities will cease to be HIG Securities when transferred (i) to the Company, (ii) to a Sankaty Stockholder, (iii) to an Other Stockholder or (iv) pursuant to a Public Sale.

HIG Stockholder. HIG Stockholder shall mean HIG for so long as such Person holds HIG Securities and any other Person to whom HIG Securities are transferred for so long as such Person holds any HIG Securities.

Instrument of Accession. See Preamble.

Majority HIG Holders. Majority HIG Holders shall mean the holder or holders at the relevant time of determination of fifty-one percent (51%) or more of the number of then issued and outstanding shares of Common Stock included in the HIG Securities (determined on a fully-diluted basis).

Majority Sankaty Holders. Majority Sankaty Holders shall mean the holder or holders at the relevant time of determination of fifty-one percent (51%) or more of the number of then issued and outstanding shares of Common Stock included in the Sankaty Securities (determined on a fully-diluted basis).

Major Stockholder. Major Stockholder means (i) any HIG Stockholder and (ii) any Sankaty Stockholder, for as long as the Sankaty Stockholders continue to hold at least 25% of the Sankaty Securities outstanding on the date hereof.

Offer Notice. See Section 2.2.

Other Securities. Other Securities shall mean (a) all Company Equity Securities purchased by, issued to or otherwise acquired by any of the Other Investors or any Person who is not a HIG Stockholder or a Sankaty Stockholder, (b) all shares of the Company’s capital stock issued or issuable upon conversion or exercise of such securities, and (c) all shares of the Company’s capital stock issued with respect to such shares by way of stock dividend or stock split or in connection with any merger, consolidation, recapitalization or other reorganization affecting the Company’s capital stock. Other Securities will continue to be Other Securities in the hands of any holder and each transferee thereof will succeed to the rights and obligations of a holder of Other Securities hereunder, provided that shares of Other Securities will cease to be Other Securities when transferred (i) to the Company, (ii) to an HIG Stockholder, (iii) to a Sankaty Stockholder or (iv) pursuant to a Public Sale.

Other Stockholder. Other Stockholder shall mean any Person who holds Other Securities and any other Person to whom Other Securities are issued or transferred for so long as such Person holds any Other Securities.

Participating Stockholders. See Section 2.2.

Person. Person shall mean an individual, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, or any government, governmental department or agency or political subdivision thereof.

Personal Representative. Personal Representative shall mean the successor or legal representative (including, without limitation, a guardian, executor, administrator or conservator) of a dead or incompetent Stockholder.

Preferred Stock. Preferred Stock shall mean (a) the Company’s Series C Preferred Stock, $0.01 par value per share (the “Series C Preferred Stock”), (b) the Company’s Series D Preferred Stock, $0.01 par value per share, (c) the Company’s Series A-2 Preferred Stock, $0.01 par value per share and (d) any capital stock of the Company which is (i) preferred as to distributions upon a liquidation of the Company or dividends over any other class of stock of the Company, (ii) subject to redemption pursuant to the terms thereof or (iii) issued to the holders of Preferred Stock upon any reclassification thereof.

Public Sale. Public Sale shall mean any sale of Common Stock pursuant to a registration statement under the Securities Act or to the public through a broker or market-maker pursuant to the provisions of Rule 144 (or any successor rule) adopted under the Securities Act.

Purchase Agreement. The Purchase Agreement, of even date herewith, among the Company the HIG Investor and the Sankaty Investors.

Related Persons. Related Persons shall mean, with respect to any individual, such individual’s parents, spouse, siblings, children and grandchildren.

Sankaty Securities. Sankaty Securities shall mean (a) the shares of Series C Preferred Stock issued to Sankaty pursuant to the Purchase Agreement, (b) all other Company Equity Securities purchased by, issued to or otherwise acquired by Sankaty from time to time, (c) all shares of the Company’s capital stock issued or issuable upon conversion or exercise of such securities and (d) all shares of the Company’s capital stock issued with respect to such shares by way of stock dividend or stock split or in connection with any merger, consolidation, recapitalization or other reorganization affecting the Company’s capital stock. Sankaty Securities will continue to be Sankaty Securities in the hands of any holder and each transferee thereof will succeed to the rights and obligations of a holder of Sankaty Securities hereunder, provided that shares of Sankaty Securities will cease to be Sankaty Securities when transferred (i) to the Company, (ii) to a HIG Stockholder, (iii) to an Other Stockholder or (iv) pursuant to a Public Sale.

Sankaty Stockholder. Sankaty Stockholder shall mean each Sankaty Investor for so long as such Person holds Sankaty Securities and any other Person to whom Sankaty Securities are transferred for so long as such Person holds any Sankaty Securities.

Securities. Securities shall mean the HIG Securities, the Sankaty Securities and the Other Securities.

Securities Act. Securities Act shall mean the Securities Act of 1933, as amended.

Stockholders. Stockholders shall mean, collectively, the HIG Stockholders, the Sankaty Stockholders and the Other Stockholders.

Stock Options. Stock Options shall mean any options to purchase capital stock of the Company pursuant to a Stock Option Agreement.

Stock Option Agreements. Stock Option Agreements shall mean any agreement between the Company and any employee, director or consultant of the Company entered into from time to time in compliance with the terms hereof, pursuant to which any such employee, director or consultant is awarded an option to purchase equity in the Company, in each case as amended and in effect from time to time.

Subsidiary. Subsidiary shall mean any corporation, association, trust, or other business entity, of which the designated parent shall at any time own or control directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding shares of capital stock (or other shares of beneficial interest) which are (a) entitled ordinarily, in the absence of contingencies, to vote for the election of a majority of such business entity’s directors (or Persons exercising similar functions), even though the right so to vote has been suspended by the happening of such a contingency, or (b) entitled at the time to vote for the election of a majority of such business entity’s directors (or Person exercising similar functions), whether or not the right so to vote exists by reason of the happening of a contingency.

Transfer. See Section 2.1.

Transferring Stockholder. See Section 2.2.

§2. RESTRICTIONS ON TRANSFER OF SECURITIES.

2.1. Series C Transfers. No Stockholder may sell, assign, pledge or otherwise transfer (a “Transfer”) any interest in any Series C Preferred Stock, either voluntarily or involuntarily, by operation of law or otherwise, except:

(a) in the case of any HIG Stockholder, (i) to its Affiliates, (ii) as a distribution to its members or partners, in the case of an HIG Stockholder organized as a limited liability company, limited partnership or general partnership, (iii) to any successor purchasing substantially all of its assets, or (iv) to any other Person so long as such HIG Stockholder has complied with Section 2.3; or

(b) in the case of any Sankaty Stockholder, (i) to its Affiliates, (ii) as a distribution to its members or partners, in the case of an Sankaty Stockholder organized as a limited liability company, limited partnership or general partnership, (iii) to any successor purchasing substantially all of its assets, (iv) to the extent permitted by Section 2.3 or (v) to any other Person so long as such Sankaty Stockholder has complied with Section 2.4; or

(c) in the case of any Other Stockholder who is an individual, (i) to such Other Stockholder’s Family Members, provided that such Other Stockholder or his Personal Representative retains exclusive voting control over the transferred Securities, or (ii) to such Other Stockholder’s Personal Representative; or

(d) in the case of any Other Stockholder that is not an individual, to any successor purchasing substantially all of its assets; or

(e) in the case of any Stockholder, pursuant to a Disposition Event or to the Company;

provided that (x) the restrictions contained in this Section 2 will continue to be applicable to the Series C Preferred Stock after any Transfer pursuant to clauses (a), (b), (c) or (d) above, and (y) the transferee of such Securities in any such Transfer pursuant to clauses (a), (b), (c) or (d) above shall either be a party hereto or shall have executed and delivered to the Company an Instrument of Accession.

2.2. Other Transfers. Any Stockholder may Transfer any Securities (other than Series C Preferred Stock) without restrictions hereunder provided that, in the case of any Transfer other than in connection with a Disposition Event or a Public Sale, the transferee of such Securities shall either be a party hereto or shall have executed and delivered to the Company an Instrument of Accession.

2.3. Participation Rights. No HIG Stockholder may make a Transfer of Series C Preferred Stock pursuant to clause (a)(iv) of Section 2.1 unless such HIG Stockholder complies with the provisions of this Section 2.3. The transferring HIG Stockholder (the “Transferring Stockholder”) shall deliver a written notice (the “Offer Notice”) to the Company and to each Sankaty Stockholder that holds Series C Preferred Stock. The Offer Notice will disclose in reasonable detail the proposed number of shares of Series C Preferred Stock to be transferred, the proposed price, terms and conditions of the Transfer and the identity of the transferee. Each of the Sankaty Stockholders holding Series C Preferred Stock may elect to participate in the contemplated sale by delivering written notice to the Transferring Stockholder within 10 days after receipt of the Offer Notice. If any of such Sankaty Stockholders elects to participate in such sale (the “Participating Stockholders”), each of the Transferring Stockholder and the Participating Stockholders will be entitled to sell in the contemplated sale a number of shares of Preferred Stock equal to the product of (i) the fraction, the numerator of which is the number of shares of Series C Preferred Stock held by such Person, and the denominator of which is the aggregate number of Series C Preferred Stock owned by the Transferring Stockholder and the Participating Stockholders, multiplied by (ii) the number of shares of Series C Preferred Stock to be sold by the Transferring Stockholder and the Participating Stockholders in the contemplated sale.

As a condition to any Transfer by the Transferring Stockholder, the Transferring Stockholder must obtain the agreement of the prospective transferee(s) to the participation of all Participating Stockholders in any contemplated sale and will not transfer any of its Securities to the prospective transferee(s) if the prospective transferee(s) declines to allow the participation of the Participating Stockholders on the terms specified herein.

2.4. Right of First Refusal. No Sankaty Stockholder may make any Transfer of Preferred Stock pursuant to clause (b)(v) of Section 2.1 unless such Sankaty Stockholder complies with the provisions of this Section 2.4. The transferring Sankaty Stockholder (the “Transferring Sankaty Stockholder”) will deliver a written notice (the “Sankaty Offer Notice”) to each HIG Stockholder. The Sankaty Offer Notice will disclose in reasonable detail the desired number of shares of Preferred Stock to be transferred, and the desired price, terms and conditions of the Transfer. The HIG Stockholders (or their designees) may elect to purchase all (but not less than all) of the Preferred Stock specified in the Sankaty Offer Notice at the price and on the terms specified therein by delivering written notice (the “HIG Acceptance Notice”) of such election to the Transferring Sankaty Stockholder and the other non-transferring Sankaty Stockholders within twenty (20) days after receipt of the Sankaty Offer Notice (the “Election Period”). If the HIG Stockholders elect to purchase all of the Preferred Stock being offered, the Transfer of such Preferred Stock will be consummated within thirty (30) days after expiration of the Election Period. If the HIG Stockholders do not elect to purchase all of the Preferred Stock being offered, the Transferring Sankaty Stockholder may, within ninety (90) days after the expiration of the Election Period, complete the Transfer of such Preferred Stock at a price equal to or greater than the price listed in the Sankaty Offer Notice and otherwise on terms no more favorable to the transferees than the terms offered to the HIG Stockholders in the Sankaty Offer Notice, provided, that no such Transfer may be completed unless each of such transferees shall have executed and delivered to the Company an Instrument of Accession. If the Transferring Sankaty Stockholder fails to consummate such Transfer on such terms within the ninety (90) day period after the expiration of the Election Period, any subsequent proposed transfer of such Sankaty Securities shall be once again subject to the provisions of this Section 2.4.

2.5. Transfers of Securities in Breach of this Agreement. In the event of any Transfer of Securities in breach of this Agreement, commencing immediately upon the date of such attempted Transfer (a) such Transfer shall be void and of no effect, (b) no dividend of any kind or any distribution pursuant to any liquidation, redemption or otherwise shall be paid by the Company to the purported transferee in respect of such Securities (all such rights to payment by the transferring Stockholder and/or the purported transferee being deemed waived), (c) the voting rights of such Securities, if any, shall terminate, and (d) neither the transferring Stockholder nor the purported transferee shall be entitled to exercise any rights with respect to such Securities until such Transfer in breach of this Agreement has been rescinded.

§3. SALE OF THE COMPANY.

3.1. Approved Sale. In the event that a Disposition Event is approved by the Company’s Board of Directors and consented to by the Majority HIG Holders at any time when the HIG Stockholders collectively hold at least fifty percent (50%) of the Common Stock on a fully-diluted basis (an “Approved Sale”), each Stockholder hereby waives, to the extent permitted by applicable law, all rights to object to or dissent from such Approved Sale and hereby agrees to consent to and raise no objection against such Approved Sale.

3.2. Obligations of Stockholders. The Company and the Stockholders hereby agree to cooperate fully in any Approved Sale and not to take any action prejudicial to or inconsistent with such Approved Sale. Without limiting the generality of the foregoing, each Stockholder hereby agrees to (i) vote such Stockholder’s Securities to approve the terms of any such Approved Sale and such matters ancillary thereto as may be necessary in the judgment of the Board of Directors of the Company to effect such Approved Sale, (ii) waive any appraisal rights that such Stockholder would have with respect to such Approved Sale, (iii) in an Approved Sale structured as a sale of stock, sell all of such Stockholder’s Securities on the terms and conditions approved by the Board of Directors of the Company and (iv) upon request, deliver such Stockholder’s Securities (together with executed instruments of transfer) in escrow (pending receipt of the purchase price therefor) to counsel for the Company in such sale. Nothing contained in this Section 3 shall be construed to require any director of the Company to vote or refrain from voting in any particular manner.

3.3. Received Consideration. The obligations of the Stockholders with respect to any Approved Sale are subject to the satisfaction of the conditions that (a) upon the consummation of such Approved Sale, the Stockholders will receive (i) the amount of consideration to which such Stockholders are entitled pursuant to a Liquidation under the Charter and (ii) the same form and amount of consideration per share of Common Stock or Preferred Stock of such series, as applicable, or if any such sellers are given an option as to the form and amount of consideration to be received per share of Common Stock or Preferred Stock of such series, all holders of Common Stock and Preferred Stock of such series, as applicable, will be given the same option, (b) the representations and warranties to be made by any Stockholder shall be limited to enforceability of its obligations and title to its Securities, (c) any indemnification obligations of a Stockholder shall be several, not joint, and shall (other than with respect to breaches representations and warranties with respect to enforceability of such Stockholder’s obligations and title to Securities) be pro rata based on the value of the proceeds received by the sellers in connection with such Approved Sale, and (d) the aggregate liability of a Stockholder with respect to indemnification obligations in connection with such Approved Sale shall be limited to the proceeds received by such Stockholder in connection with such Approved Sale.

3.4. Proxy. Each Stockholder hereby appoints the Majority HIG Stockholders as such Stockholder’s true and lawful proxy and attorney in connection with any Approved Sale, with full power of substitution, to vote all Securities owned by such Stockholder or over which such Stockholder has voting control to effectuate the agreements set forth in this Section 3 in the event of any breach by such Stockholder of its obligations under this Section 3. The proxies and powers granted by each Stockholder pursuant to this Section 3.4 are coupled with an interest and are given to secure the performance of such Stockholder’s duties under this Section 3. Such proxies are irrevocable for so long as this Section 3 remains in effect and will survive the death, incompetence or disability of any Stockholder who is an individual and the merger, liquidation or dissolution of any Stockholder that is a corporation, limited liability company, partnership or other entity.

§4. BOARD OF DIRECTORS.

4.1. Boards of Directors; Voting Agreements. (a)  In any and all elections of directors of the Company (whether at a meeting or by written consent in lieu of a meeting), each Stockholder shall vote, or cause to be voted, or cause such Stockholder’s designees as directors to vote, all Securities owned by such Stockholder or over which such Stockholder has voting control so as to fix the number of directors of the Company at seven (7), and to nominate and elect such directors as follows:

(i) Wayne Danson, for as long as he continues to serve as the Chief Executive Officer of the Company and for any replacement Chief Executive Officer;

(ii) three (3) independent directors designated by the Majority HIG Holders; and

(iii) one independent director designated by the independent directors of the Company immediately prior to the effectiveness of this Agreement and reasonably acceptable to the Majority HIG holders; and

(iv) two (2) other individuals designated by the Majority HIG Holders.

The initial directors designated by the Majority HIG Holders pursuant to clause (iv) above shall be John R. Black and William Nolan. The independent director designated pursuant to clause (iii) above shall be Wilbank Roche. The three independent directors initially designated pursuant to clause (ii) above shall be J.G. (Pete) Ball, Gerald E. Wedren and Thomas R. Kettteler.

(b) If any vacancy shall occur in the Board of Directors of the Company as a result of death, disability, resignation or any other termination of a director, in any stockholder vote for the replacement of such director, each Stockholder agrees to vote for the replacement for such vacating director designated by the Majority HIG Holders. In the event that the Majority HIG Holders designate for removal any director initially designated by the Majority HIG Holders pursuant to this Section 4.1, each Stockholder shall vote to remove such director in any vote held for such purpose. Each Stockholder hereby agrees to vote or cause to be voted or cause such Stockholder’s designees as directors to vote all Securities owned by such Stockholder or over which such Stockholder has voting control so as to comply with this Section 4.1(b).

4.2. PROXY. EACH STOCKHOLDER HEREBY GRANTS TO THE MAJORITY HIG HOLDERS AN IRREVOCABLE PROXY, COUPLED WITH AN INTEREST, TO VOTE ALL OF THE SECURITIES OWNED BY SUCH STOCKHOLDER OR OVER WHICH SUCH STOCKHOLDER HAS VOTING CONTROL TO THE EXTENT NECESSARY TO CARRY OUT THE PROVISIONS OF THIS SECTION 4 IN THE EVENT OF ANY BREACH BY SUCH STOCKHOLDER OF HIS, HER OR ITS OBLIGATIONS UNDER THE VOTING AGREEMENT CONTAINED HEREIN.

4.3. Action by Stockholders. Each Stockholder further agrees that such Stockholder will not vote any Securities owned by such Stockholder or over which such Stockholder has voting control, or take any action by written consent, or take any other action as a stockholder of the Company, to circumvent the voting arrangements required by this Section 4.

4.4. Expense Reimbursement. The Company hereby agrees to pay all reasonable expenses incurred by the directors designated pursuant to this Section 4 in connection with their attendance at meetings of the Board of Directors of the Company and its Subsidiaries (including all travel and lodging expenses related thereto).

§5. PRE-EMPTIVE RIGHTS.

5.1. Pre-Emptive Rights. Except for the issuance of Common Equity Securities (a) pursuant to a Public Sale, (b) as consideration for the acquisition of all or any substantial portion of the assets or all or any portion of the capital stock of any Person, (c) upon conversion or exercise of any instrument convertible into Preferred Stock, (d) pursuant to any issuance of shares of Common Equity Securities to any employee, director, officer or consultant of the Company or any of its Subsidiaries, (e) as partial consideration for any debt financing extended to the Company or any of its Subsidiaries (other than a non-independent director affiliated with or employed by HIG or any of its affiliates), (f) in connection with any joint venture or strategic relationship approved by the Board of Directors ((a) through (f) are each an “Excluded Equity Event”) or (g) pursuant to any right of first refusal or right of first offer granted by the Company to any of its financing sources or their affiliates, if the Company authorizes the issuance and sale of any Common Equity Securities, the Company will first offer to sell to each Major Stockholder a pro rata portion of such securities equal to the percentage determined by dividing (i) the number of shares of Common Stock held by such Major Stockholder (determined on a fully-diluted basis), by (ii) the number of shares of Common Stock then outstanding (determined on a fully-diluted basis). Each such Major Stockholder will be entitled to purchase all or part of such stock or securities at the same price and on the same terms as such stock or securities are to be offered to any other Persons.

5.2. Major Stockholders’ Exercise of Right. Each Major Stockholder entitled to purchase securities under this Section 5 must exercise such Major Stockholder’s purchase rights hereunder within 10 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms, and such Major Stockholder’s percentage allotment.

5.3. Company’s Exercise of Right. Upon the expiration of the offering period described above, the Company will be free to sell such stock or securities which the Major Stockholders entitled to purchase such stock or securities have not elected to purchase during the 180 days following such expiration on terms and conditions no more favorable to the purchasers thereof, in the aggregate, than those offered to such Major Stockholders. Any stock or securities offered or sold by the Company after such 180-day period must be re-offered to the Major Stockholders entitled to purchase such stock or securities pursuant to the terms of this Section 5.

§6. CONSENT RIGHTS. The Company shall not, without the prior written consent of the Majority HIG Holders and, for as long as the Sankaty Stockholders continue to hold at least 25% of the Series C Preferred issued to the Sankaty Stockholders date hereof, the Majority Sankaty Holders: (a) enter into any contract, arrangement or transaction with an affiliate of the Company unless such contract, arrangement or transaction is on terms that are no less favorable to the Company than those the Company would have been reasonably likely to obtain as the result of arms-length negotiations with an unrelated third party, (b) take any action or enter into any transaction after which the Company will no longer hold, directly or indirectly, all of the issued and outstanding equity of Encompass Group Affiliates, Inc., Cyber-Test, Inc. and Vance Baldwin, Inc., (c) increase the number of shares of Common Stock issuable under the Company’s Amended and Restated 2005 Stock Plan or (d) except in the case of an Excluded Equity Event, the Company shall not issue any Common Equity Securities for consideration below the fair market value of such Common Equity Securities (as determined by the Board in good faith).

§7. ADDITIONAL LEGEND. So long as any Securities are subject to the provisions hereof, all certificates or instruments representing Securities will have imprinted on them the following legend:

The shares represented by this certificate are subject to the terms of a certain Stockholder Agreement, dated as of August 17, 2007, among the issuer of this certificate and certain stockholders. The Stockholder Agreement contains certain restrictive provisions relating to the voting and transfer of shares of the stock represented hereby. A copy of the Stockholder Agreement is on file at the Company’s principal offices. Upon written request to the Company’s Secretary, a copy of the Stockholder Agreement will be provided without charge to the holder of this certificate.

§8. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

§9. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

§10. SUCCESSORS AND ASSIGNS. This Agreement will bind and inure to the benefit of and be enforceable by the Company and the Stockholders and their respective successors and permitted assigns.

§11. COUNTERPARTS. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.

§12. REMEDIES. The Stockholders will be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages is not an adequate remedy for any breach of the provisions of this Agreement and that any Stockholder shall have the remedy of specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement. In the event of any dispute involving the terms of this Agreement, the prevailing party shall be entitled to collect reasonable fees and expenses incurred by the prevailing party in connection with such dispute from the other parties to such dispute.

§13. NOTICES. Any notice provided for in this Agreement will be in writing and will be deemed properly delivered if either personally delivered or sent by telecopier, overnight courier or mailed certified or registered mail, return receipt requested, postage prepaid to the recipient (a) if to any Stockholder, at the address listed for such Stockholder in the stock records of the Company, and (b) if to the Company, c/o John E. Donahue, Chief Financial Officer. Any such notice shall be effective (i) if delivered personally or by telecopier, when received, (ii) if sent by overnight courier, when receipted for, and (iii) if mailed, 3 days after being mailed as described above. The Company agrees to make available to each Stockholder upon request an address list of all Stockholders to ensure correct delivery of all notices hereunder.

§14. AMENDMENT AND WAIVER. No modification, amendment or waiver of any provision of this Agreement will be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the holders of (i) at least fifty-one percent (51%) of the total number of then outstanding shares of Common Stock constituting Securities then held by all HIG Stockholders (on a fully-diluted basis) and (ii) at least fifty-one percent (51%) of the total number of then outstanding shares of Common Stock constituting Securities then held by all Sankaty Stockholders (on a fully-diluted basis); provided, however, that no amendment, modification or waiver of any provision of this Agreement that adversely affects the rights of one particular Party (as hereinafter defined) to this Agreement shall be effective against such adversely affected Party unless approved in writing by the holders of at least a majority of the outstanding shares of Common Stock constituting Securities then held by all members of such Party. As used in this Section 13, the term “Party” means any one of the following entities or groups: (a) the Company, (b) the HIG Stockholders, (c) the Sankaty Stockholders and (d) the Other Stockholders. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

§15. EMPLOYMENT. Nothing contained in this Agreement is intended to create for any Stockholder who is an officer, employee or director of the Company or any of its Subsidiaries a right to continued employment with the Company or any of its Subsidiaries or employment in the same position or on the same terms as those currently in effect.

§16. TERMINATION. This Agreement will terminate upon the earliest to occur of (a) the completion of any voluntary or involuntary liquidation or dissolution of the Company or (b) the completion of a Disposition Event.

§17. GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

§18. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

§19. CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

§20. CALCULATION OF FULLY-DILUTED EQUITY. All references herein to calculations of the Company’s equity or any type, class or series thereof “on a fully diluted basis” or as “fully diluted” or similar terms shall mean such equity or type, class or series thereof at any date as diluted by the issuance of all shares of such equity or type, class or series thereof then issuable upon the exercise or conversion of all then outstanding and exercisable warrants, options or convertible securities pursuant to which the Company is then obligated to issue such equity or type, class or series thereof (in all cases, determined assuming that the Company has sufficient authorized but unissued shares of Common Stock for the exercise or conversion of all such securities), but specifically excluding all shares issuable under warrants, options or convertible securities (other than Series D Preferred Stock) which are not then exercisable or convertible unless the inability to convert arises solely from the lack of authorized shares of common stock.

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IN WITNESS WHEREOF, the parties hereto have executed this Stockholder Agreement on the day and year first above written.

ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.

By:	/s/ Wayne Danson
Name: Wayne Danson
Title: Chief Executive Officer

ACT-DE, LLC

By:	/s/ William Nolan
Name: William Nolan
Title: Executive Vice President

PROSPECT HARBOR CREDIT PARTNERS, L.P.

By:	/s/ Stuart Davies
Name: Stuart Davies
Title: Managing Director

SANKATY CREDIT OPPORTUNITIES II, L.P.

By:	/s/ Stuart Davies
Name: Stuart Davies
Title: Managing Director

SANKATY CREDIT OPPORTUNITIES III, L.P.

By:	/s/ Stuart Davies
Name: Stuart Davies
Title: Managing Director

RGIP, LLC

By:	/s/ R.B. Malt
Name: R. B. Malt
Title: Managing Member

SCHEDULE 1
TO STOCKHOLDER
AGREEMENT

Sankaty Investors

PROSPECT HARBOR CREDIT PARTNERS, L.P.

SANKATY CREDIT OPPORTUNITIES II, L.P.

SANKATY CREDIT OPPORTUNITIES III, L.P.

RGIP, LLC

Other Investors

None

SCHEDULE 2
TO STOCKHOLDER
AGREEMENT

Instrument of Accession

The undersigned, ____________________, in order to become the owner or holder of ________ shares of _____________, of Advanced Communications Technologies, Inc., a Florida corporation, hereby agrees to become [an Other] [a HIG] [a Sankaty] Stockholder party to that certain Stockholder Agreement, dated as of August __, 2007 (the “Stockholder Agreement”), a copy of which is attached hereto. This Instrument of Accession shall become a part of such Stockholder Agreement.

Executed as of the date set forth below under the laws of the State of New York.

Signature:

Address:

Date:

Accepted:

Advanced Communications Technologies, Inc.
By:
Date: